Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of McKesson Corporation, a Delaware corporation (the “Company”), does hereby constitute and appoint Laureen E. Seeger and Willie C. Bogan such undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such undersigned and in his or her name, place and stead, in any and all capacities, to sign: (i) registration statements on Form S-8 relating to (a) the Company’s Deferred Compensation Administration Plan III and (b) the Company’s Supplemental Profit-Sharing Investment Plan II; (ii) a post-effective amendment to the registration statement on Form S-8 (File No. 333-140422) initially filed with the Securities and Exchange Commission on February 2, 2007; (iii) a post-effective amendment to the registration statement on Form S-8 (File No. 333-71917) initially filed with the Securities and Exchange Commission on February 5, 1999; and (iv) any and all amendments (including post-effective amendments) to such registration statements and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

/s/ Andy D. Bryant	/s/ Marie L. Knowles
Andy D. Bryant, Director	Marie L. Knowles, Director

/s/ Wayne A. Budd	/s/ David M. Lawrence
Wayne A. Budd, Esq., Director	David M. Lawrence, M.D., Director

/s/ Jeffrey C. Campbell	/s/ Edward A. Mueller
Jeffrey C. Campbell, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Edward A. Mueller, Director

/s/ John H. Hammergren	/s/ Nigel A. Rees
John H. Hammergren, Chairman of the Board,	Nigel A. Rees, Vice President and Controller
President and Chief Executive Officer (Principal Executive Officer)	(Principal Accounting Officer)

/s/ Alton F. Irby III	/s/ Jane E. Shaw
Alton F. Irby III, Director	Jane E. Shaw, Director

/s/ M. Christine Jacobs
M. Christine Jacobs, Director

Dated: April 25, 2012